     As filed with the Securities and Exchange Commission on October 15, 1996
                                     Registration Statement No. 33-
                                                                    ------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                          TOREADOR ROYALTY CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                            75-0991164
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

     530 PRESTON COMMONS WEST
        8117 PRESTON ROAD                                      75225
         DALLAS, TEXAS                                       (Zip Code)
 (Address of Principal Executive
           Offices)

                               ---------------

              TOREADOR ROYALTY CORPORATION 1990 STOCK OPTION PLAN
   TOREADOR ROYALTY CORPORATION 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            TOREADOR ROYALTY CORPORATION NON-QUALIFIED STOCK OPTIONS
                           (Full title of the Plans)

                               ---------------

                                                            Copy to:
            PETER R. VIG                               JOE DANNENMAIER, ESQ.
 CHAIRMAN AND CHIEF EXECUTIVE OFFICER                   THOMPSON & KNIGHT
     TOREADOR ROYALTY CORPORATION                   A PROFESSIONAL CORPORATION
        DALLAS, TEXAS 75225                      1700 PACIFIC AVENUE, SUITE 3300
    (Name and address of agent for                     DALLAS, TEXAS  75201
              service)                                    (214) 969-1700

                                (214) 369-0080
                         (Telephone number, including
                       area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
       Title of                                    Proposed          Proposed Maximum           Amount
      Securities              Amount                Maximum              Aggregate                of
         to be                 to be            Offering Price           Offering            Registration
     Registered(1)         Registered(2)         per Share(3)            Price(3)                 Fee
-----------------------------------------------------------------------------------------------------------------
     Common Stock,
   par value $.15625      225,000 shares          $2.6875               $604,687.50           $184.00
       per share
-----------------------------------------------------------------------------------------------------------------
     Common Stock,
   par value $.15625      200,000 shares          $2.6875                  $537,500           $163.00
       per share
-----------------------------------------------------------------------------------------------------------------
     Common Stock,
   par value $.15625      340,000 shares          $2.6875                  $913,750           $277.00
       per share
=================================================================================================================

(1) This registration statement also covers an equal number of rights to purchase shares of Toreador's Series A Junior Participating Preferred Stock, par value $1.00 per share, issuable pursuant to Toreador's Rights Agreement, which rights will be transferable only with related shares of Common Stock.
(2) Represents (i) 225,000 shares issuable upon exercise of options granted under the Toreador Royalty Corporation 1990 Stock Option Plan;
         (ii) 200,000 shares issuable upon the exercise of options granted under the Toreador Royalty Corporation 1994 Non-Employee Director Stock Option Plan; and (iii) 340,000 shares issuable upon the exercise of certain non-qualified options granted to certain employees, directors and consultants of Toreador. Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on October 14, 1996.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

---------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

      (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

      (3) The description of the Common Stock of the Registrant contained in the Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 (Registration No. 0-2517), heretofore filed by the Registrant with the Securities and Exchange Commission, including any amendment or report filed for the purpose of updating such description; and

      (4) The description of Rights to purchase Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Registrant (which rights are transferable only with related shares of Common Stock) contained in the Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 (Registration No. 0-2517), heretofore filed by the Registrant with the Securities and Exchange Commission, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      The Registrant is a Delaware corporation. The Certificate of Incorporation, as amended (the "Charter"), of the Registrant limits the liability of directors of the Registrant (in their capacity as directors but not in their capacity as officers) to the Registrant or its stockholders to the fullest extent permitted by Delaware law. Specifically, under Delaware law, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper benefit.

      Section 145 of the DGCL provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

      The Charter of the Registrant provides for indemnification, to the fullest extent authorized by the Bylaws of the Registrant, the DGCL, indemnification contract, or otherwise. Reference is made to Article 9 of the Registrant's Amended and Restated Bylaws that provides for indemnification of directors and officers of the Registrant, subject to certain limitations.

      The Registrant maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

      The foregoing summaries are necessarily subject to the complete text of the statutes, Charter, Bylaws and insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

      The following documents are filed as exhibits to this Registration
Statement:


Exhibit No.             Description
-----------             -----------
      4.1               Toreador Royalty Corporation 1990 Stock Option Plan (previously filed as Exhibit 10.7 to
                        Toreador Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

      4.2               Toreador Royalty Corporation 1994 Non-Employee Director Stock Option Plan, as amended
                        (previously filed as Exhibit 10.12 to Toreador Royalty Corporation Annual Report on Form 10-K
                        for the year ended December 31, 1995, and incorporated herein by reference).

      4.3               Stock Option Agreement dated August 1, 1988, between Toreador Royalty Corporation and Peter R.
                        Vig (previously filed as Exhibit 10.B to Toreador Royalty Corporation Current Report on Form 8-K
                        dated August 11, 1988, and incorporated herein by reference).

      4.4               Incentive Stock Option Agreement dated as of September 8, 1994, by and between Toreador Royalty
                        Corporation and Peter R. Vig, as amended by Letter Agreement dated May 15, 1995 (previously filed as Exhibit 10.3 to Toreador Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

      4.5               Employment Agreement dated February 9, 1989, as amended by Agreement dated February 28, 1990, between Toreador Royalty Corporation and James S. Blair.

      4.6               Form of Stock Option Agreement by and between Toreador Royalty Corporation and Donald E. August,
                        John V. Ballard, J.W. Bullion, John Mark McLaughlin, and Jack L. Woods.

      4.7               Stock Option Agreement dated February 17, 1994, by and between Toreador Royalty Corporation and
                        Thomas P. Kellogg, Jr.

      4.8               Form of Stock Option Agreement by and between Toreador Royalty Corporation and Edward C.
                        Marhanka and Earl V. Tessem, as amended.

      5.1               Opinion of Thompson & Knight, A Professional Corporation.

      23.1              Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson &
                        Knight, P.C. filed herewith as Exhibit 5.1).

      23.2              Consent of Price Waterhouse LLP, independent public accountants, to incorporation of report by reference.

      23.3              Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

      24.1              Power of Attorney (included on signature page of this Registration Statement).

Item 9.     Undertakings.

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 14th day of October, 1996.


                                   TOREADOR ROYALTY CORPORATION
                                   (Registrant)


                                   By:    /s/ PETER R. VIG
                                          --------------------
                                          Peter R. Vig,
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Toreador Royalty Corporation, a Delaware corporation, hereby constitutes and appoints Peter R. Vig, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                       Title                                             Date
---------                                       -----                                             ----
/s/ PETER R. VIG                                Chairman, President, Treasurer,                   October 14, 1996
---------------------------------               Chief Executive Officer and
Peter R. Vig                                    Director (principal executive,
                                                financial and accounting officer)


/s/ JAMES S. BLAIR                              Vice President - Land and                         October 14, 1996
---------------------------------               Acquisitions, Assistant Secretary
James S. Blair                                  and Assistant Treasurer


/s/ J.W. BULLION                                Secretary and Director                            October 14, 1996
---------------------------------
J.W. Bullion

/s/ DONALD E. AUGUST                            Director                                          October 14, 1996
---------------------------------
Donald E. August

/s/ JOHN V. BALLARD                             Director                                          October 14, 1996
---------------------------------
John V. Ballard

/s/ THOMAS P. KELLOGG, JR.                      Director                                          October 14, 1996
---------------------------------
Thomas P. Kellogg, Jr.

/s/ JOHN MARK McLAUGHLIN                        Director                                          October 14, 1996
---------------------------------
John Mark McLaughlin

/s/ JACK L. WOODS                               Director                                          October 14, 1996
---------------------------------
Jack L. Woods

                               INDEX TO EXHIBITS


      Exhibit
      Number                                 Exhibit
      -------                               --------
        4.1           Toreador Royalty Corporation 1990 Stock Option Plan (previously filed as Exhibit 10.7 to Toreador
                      Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

        4.2           Toreador Royalty Corporation 1994 Non-Employee Director Stock Option Plan, as amended (previously filed as Exhibit 10.12 to Toreador Royalty Corporation Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

        4.3           Stock Option Agreement dated August 1, 1988, between Toreador Royalty Corporation and Peter R. Vig
                      (previously filed as Exhibit 10.B to Toreador Royalty Corporation Current Report on Form 8-K dated
                      August 11, 1988, and incorporated herein by reference).

        4.4           Incentive Stock Option Agreement dated as of September 8, 1994, by and between Toreador Royalty
                      Corporation and Peter R. Vig, as amended by Letter Agreement dated May 15, 1995 (previously filed as Exhibit 10.3 to Toreador Royalty Corporation Annual Report on Form 10-K for the year ended
                      December 31, 1995, and incorporated herein by reference).

       4.5*           Employment Agreement dated February 9, 1989, as amended by Agreement dated February 28, 1990, between Toreador Royalty Corporation and James S. Blair.

       4.6*           Form of Stock Option Agreement by and between Toreador Royalty Corporation and Donald E. August,
                      John V. Ballard, J.W. Bullion, John Mark McLaughlin, and Jack L. Woods.

       4.7*           Stock Option Agreement dated February 17, 1994, by and between Toreador Royalty Corporation and
                      Thomas P. Kellogg, Jr.

       4.8*           Form of Stock Option Agreement by and between Toreador Royalty Corporation and Edward C. Marhanka and Earl V. Tessem, as amended.

       5.1*           Opinion of Thompson & Knight, A Professional Corporation.





-------------------------

     *  Filed herewith.

       23.1*          Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson &
                      Knight, P.C. filed herewith as Exhibit 5.1).

       23.2*          Consent of Price Waterhouse LLP, independent public accountants, to incorporation of report by reference.

       23.3*          Consent of Harlan Consulting, independent petroleum engineers, to incorporation by reference.

       24.1*          Power of Attorney (included on signature page of this Registration Statement).





-------------------------

     *  Filed herewith.